Exhibit 99.1
Daktronics Acquires Intellectual Property and Equipment Assets from
X Display Company to Expand MicroLED and MicroIC Capabilities

BROOKINGS, S.D., Dec. 23, 2025 – Daktronics (NASDAQ: DAKT), the leading U.S.-based designer and manufacturer of dynamic video communication displays and control systems for customers worldwide, today announced the acquisition of the intellectual property (IP), equipment assets and technical expertise from X Display Company Technology Limited (XDC), a recognized leader in mass-transfer processes and MicroLED (Micro Light-Emitting Diode) technology.

Daktronics believes that the acquisition will continue to differentiate Daktronics in all segments of its business, and that it represents another step forward in Daktronics’ product innovation strategy, which is designed to accelerate growth and enhance competitive positioning.

MicroLED is a display technology that provides higher brightness, enhanced contrast, greater energy efficiency and a longer lifespan compared with existing technologies like LCD. Daktronics has been investing in XDC since 2020, helping accelerate XDC’s development of best-in-class MicroLED capabilities and applications.

Key acquisition highlights include:

-IP Assets: Daktronics will now own XDC’s proprietary technologies in mass-transfer processes and MicroLED fabrication within the display field of use to enable advanced display solutions with ultra-fine pixel pitches for large-format video walls and medium-sized commercial displays.
-Equipment Assets: Daktronics acquires specialized equipment for the development of displays with MicroLED and MicroIC technology.
-Talent Integration: Daktronics has hired 15 key XDC employees with deep expertise in mass-transfer, MicroLED development and MicroIC design.

“We believe this move further strengthens our competitive position and will allow us to provide current and future customers globally with the next generation of display technology,” said Daktronics Interim President & CEO Brad Wiemann. “It also gives us an experienced team of engineers in the field of MicroLED and MicroIC technologies that we believe reinforces our commitment to technical excellence and innovation.”

According to Futuresource, a global market research and consultancy firm, the expected NPP (Narrow Pixel Pitch) market, which includes a subset of MicroLED, is expected to reach $12 billion by 2029.

What MicroLED provides for the medium-sized display space:

-Higher brightness and improved viewability for current outdoor displays

Exhibit 99.1
-Flexibility to develop cost-effective solutions for the lower volume applications
-Stability and flexibility in the supply chain

“This positions Daktronics to advance our large-scale NPP product offerings and provide a pathway to service smaller volume display opportunities with medium-sized display solutions,” said Wiemann.

About Daktronics
Daktronics helps its customers to impact their audiences throughout the world with large-format LED video displays, message displays, scoreboards, digital billboards, audio systems and control systems in sport, business and transportation applications. Founded in 1968 as a USA-based manufacturing company, Daktronics has grown into the world leader in audiovisual systems and implementation with offices around the globe. Discover more at www.daktronics.com.

Safe Harbor Statement
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Daktronics’ acquisition of XDC’s display business and is intended to enjoy the protection of that act. These forward-looking statements reflect Daktronics’ expectations or beliefs concerning future events. Daktronics cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectations, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts and orders, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation and other risks described in Daktronics’ SEC filings, including its Annual Report on Form 10-K for its 2025 fiscal year. Forward-looking statements are made in the context of information available as of the date stated. Daktronics undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

MEDIA RELATIONS
Justin Ochsner
Public Relations/Marketing
Tel 605-692-0200
Email justin.ochsner@daktronics.com